                                                             EXHIBIT 10.1

                 REVOLVING CREDIT AGREEMENT
                 --------------------------

                  dated as of June 23, 1994


                           between


                         HPSC, INC.


                             and


              THE FIRST NATIONAL BANK OF BOSTON
                  individually and as Agent


                             and


                    CONTINENTAL BANK N.A.
                individually and as co-agent

                      TABLE OF CONTENTS
                      -----------------

1.  DEFINITIONS AND RULES OF INTERPRETATION.    . . . .   1
     1.1.  Definitions.   . . . . . . . . . . . . . . .   1
     1.2.  Rules of Interpretation.   . . . . . . . . .   16
2.  THE REVOLVING CREDIT FACILITY.    . . . . . . . . .   17
     2.1.  Commitment to Lend.    . . . . . . . . . . .   17
     2.2.  Commitment Fee.    . . . . . . . . . . . . .   18
     2.3.  Reduction of Total Commitment.   . . . . . .   18
     2.4.  The Revolving Credit Notes.    . . . . . . .   18
     2.5.  Interest on Revolving Credit Loans.    . . .   19
     2.6.  Requests for Revolving Credit Loans.   . . .   21
     2.7.  Conversion Options.    . . . . . . . . . . .   21
          2.7.1.  Conversion to Different Type of
                    Revolving Credit Loan.    . . . . .   21
          2.7.2.  Continuation of Type of Revolving
                    Credit Loan.    . . . . . . . . . .   22
          2.7.3.  Eurodollar Rate Loans.    . . . . . .   22
     2.8.  Funds for Revolving Credit Loans.    . . . .   22
          2.8.1.  Funding Procedures.   . . . . . . . .   22
          2.8.2.  Advances by Agent.    . . . . . . . .   23
     2.9.  Change in Borrowing Base.    . . . . . . . .   24
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.    . . . .   24
     3.1.  Maturity.    . . . . . . . . . . . . . . . .   24
     3.2.  Mandatory Repayments of Revolving Credit
             Loans. . . . . . . . . . . . . . . . . . .   24
     3.3.  Optional Repayments of Revolving Credit
             Loans.   . . . . . . . . . . . . . . . . .   24
4.  CERTAIN GENERAL PROVISIONS.   . . . . . . . . . . .   25
     4.1.  Closing Fee.   . . . . . . . . . . . . . . .   25
     4.2.  Agent's Fee.   . . . . . . . . . . . . . . .   25
     4.3.  Funds for Payments.    . . . . . . . . . . .   25
          4.3.1.  Payments to Agent.    . . . . . . . .   25
          4.3.2.  No Offset, etc.   . . . . . . . . . .   25
     4.4.  Computations.    . . . . . . . . . . . . . .   26
     4.5.  Inability to Determine Eurodollar Rate.    .   26
     4.6.  Illegality.    . . . . . . . . . . . . . . .   26
     4.7.  Additional Costs, etc.   . . . . . . . . . .   27
     4.8.  Capital Adequacy.    . . . . . . . . . . . .   28
     4.9.  Certificate.   . . . . . . . . . . . . . . .   29
     4.10.  Indemnity.    . . . . . . . . . . . . . . .   29
     4.11.  Overdue Amounts.    . . . . . . . . . . . .   29
5.  SECURITY AND GUARANTIES.    . . . . . . . . . . . .   29
     5.1.  Security of Borrower.    . . . . . . . . . .   29
     5.2.  Guaranties and Security of Subsidiaries.   .   30
6.  REPRESENTATIONS AND WARRANTIES.   . . . . . . . . .   30

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                            -ii-

     6.1.  Corporate Authority.   . . . . . . . . . . .   30
          6.1.1.  Incorporation; Good Standing.   . . .   30
          6.1.2.  Authorization.    . . . . . . . . . .   30
          6.1.3.  Enforceability.   . . . . . . . . . .   30
     6.2.  Governmental Approvals.    . . . . . . . . .   31
     6.3.  Title to Properties; Leases.   . . . . . . .   31
     6.4.  Financial Statements and Projections.    . .   31
          6.4.1.  Financial Statements.   . . . . . . .   31
          6.4.2.  Projections.    . . . . . . . . . . .   32
     6.5.  No Material Changes, etc.    . . . . . . . .   32
     6.6.  Franchises, Patents, Copyrights, etc.    . .   32
     6.7.  Litigation.    . . . . . . . . . . . . . . .   32
     6.8.  No Materially Adverse Contracts, etc.    . .   33
     6.9.  Compliance With Other Instruments, Laws, etc.  33
     6.10.  Tax Status.   . . . . . . . . . . . . . . .   33
     6.11.  No Event of Default.    . . . . . . . . . .   34
     6.12.  Holding Company and Investment Company Acts.  34
     6.13.  Absence of Financing Statements, etc.   . .   34
     6.14.  Perfection of Security Interest.    . . . .   34
     6.15.  Certain Transactions.   . . . . . . . . . .   34
     6.16.  Employee Benefit Plans.   . . . . . . . . .   35
          6.16.1.  In General.    . . . . . . . . . . .   35
          6.16.2.  Terminability of Welfare Plans.    .   35
          6.16.3.  Guaranteed Pension Plans.    . . . .   35
          6.16.4.  Multiemployer Plans.   . . . . . . .   35
     6.17.  Regulations U and X.    . . . . . . . . . .   35
     6.18.  Environmental Compliance.   . . . . . . . .   36
     6.19.  Subsidiaries, etc.    . . . . . . . . . . .   37
     6.20.  Bank Accounts.    . . . . . . . . . . . . .   38
     6.21.  Eligible Accounts Receivable, Equipment and
              Contracts.    . . . . . . . . . . . . . .   38
     6.22.  Vehicle Leases    . . . . . . . . . . . . .   41
7.  AFFIRMATIVE COVENANTS OF THE BORROWER.    . . . . .   41
     7.1.  Punctual Payment.    . . . . . . . . . . . .   41
     7.2.  Maintenance of Office.   . . . . . . . . . .   41
     7.3.  Records and Accounts.    . . . . . . . . . .   41
     7.4.  Financial Statements, Certificates and
             Information.   . . . . . . . . . . . . . .   42
     7.5.  Notices.   . . . . . . . . . . . . . . . . .   43
          7.5.1.  Defaults.   . . . . . . . . . . . . .   43
          7.5.2.  Environmental Events.   . . . . . . .   44
          7.5.3.  Notification of Claims Against
                    Collateral.   . . . . . . . . . . .   44
          7.5.4.  Notice of Litigation and
                    Judgments.    . . . . . . . . . . .   44
     7.6.  Corporate Existence; Maintenance of
             Properties.    . . . . . . . . . . . . . .   45
     7.7.  Insurance.   . . . . . . . . . . . . . . . .   45

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                            -iii-

     7.8.  Taxes.   . . . . . . . . . . . . . . . . . .   45
     7.9.  Inspection of Properties and Books, etc.   .   46
          7.9.1.  General.    . . . . . . . . . . . . .   46
          7.9.2.  Collateral Reports.   . . . . . . . .   46
          7.9.3.  Communication with Accountants.   . .   47
     7.10.  Compliance with Laws, Contracts, Licenses,
              and Permits.    . . . . . . . . . . . . .   47
     7.11.  Employee Benefit Plans.   . . . . . . . . .   47
     7.12.  Use of Proceeds.    . . . . . . . . . . . .   48
     7.13.  Bank Accounts.    . . . . . . . . . . . . .   48
     7.14.  Credit Criteria.    . . . . . . . . . . . .   48
     7.15.  Further Assurances.   . . . . . . . . . . .   48
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.   . . .   48
     8.1.  Restrictions on Indebtedness.    . . . . . .   48
     8.2.  Restrictions on Liens.   . . . . . . . . . .   50
     8.3.  Restrictions on Investments.   . . . . . . .   51
     8.4.  Distributions.   . . . . . . . . . . . . . .   53
     8.5.  Merger, Consolidation and Disposition of
             Assets.    . . . . . . . . . . . . . . . .   53
          8.5.1.  Mergers and Acquisitions.   . . . . .   53
          8.5.2.  Disposition of Assets.    . . . . . .   53
     8.6.  Sale and Leaseback.    . . . . . . . . . . .   53
     8.7.  Compliance with Environmental Laws.    . . .   53
     8.8.  Subordinated Debt.   . . . . . . . . . . . .   54
     8.9.  Employee Benefit Plans.    . . . . . . . . .   54
     8.10.  Bank Accounts.    . . . . . . . . . . . . .   54
     8.11.  Funding Stock.    . . . . . . . . . . . . .   54
9.  FINANCIAL COVENANTS OF THE BORROWER.    . . . . . .   55
     9.1.  Debt to Consolidated Tangible Capital
             Funds.   . . . . . . . . . . . . . . . . .   55
     9.2.  Consolidated Tangible Net Worth.   . . . . .   55
     9.3.  Debt Service.    . . . . . . . . . . . . . .   55
     9.4.  Capital Expenditures.    . . . . . . . . . .   56
     9.5.  Reissued Customer Receivables to Gross
             Customer Receivables.    . . . . . . . . .   56
     9.6.  Delinquent Customer Receivables to Gross
             Customer Receivables.    . . . . . . . . .   56
     9.7.  Reserves to Delinquent Customer
             Receivables.   . . . . . . . . . . . . . .   56
     9.8.  Provision for Losses.    . . . . . . . . . .   56
     9.9.  Collections to Billings.   . . . . . . . . .   57
     9.10.  Leases.   . . . . . . . . . . . . . . . . .   57
     9.11.  Equipment Supplier Concentration.   . . . .   57
10.  CLOSING CONDITIONS.    . . . . . . . . . . . . . .   57
     10.1.  Loan Documents.   . . . . . . . . . . . . .   57
     10.2.  Certified Copies of Charter Documents.    .   57
     10.3.  Corporate Action.   . . . . . . . . . . . .   58

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                            -iv-

     10.4.  Incumbency Certificate.   . . . . . . . . .   58
     10.5.  Validity of Liens.    . . . . . . . . . . .   58
     10.6.  Perfection Certificates and UCC Search
              Results.    . . . . . . . . . . . . . . .   58
     10.7.  Certificates of Insurance.    . . . . . . .   58
     10.8.  Bank Agency Agreements.   . . . . . . . . .   59
     10.9.  Borrowing Base Report.    . . . . . . . . .   59
     10.10.  Accounts Receivable Aging Report.    . . .   59
     10.11.  Solvency Certificate.    . . . . . . . . .   59
     10.12.  Opinions of Counsel.   . . . . . . . . . .   59
     10.13.  Payment of Fees.   . . . . . . . . . . . .   59
     10.14.  Management Letter.   . . . . . . . . . . .   59
     10.15.  Funding Report.    . . . . . . . . . . . .   59
11.  CONDITIONS TO ALL BORROWINGS.    . . . . . . . . .   60
     11.1.  Representations True; No Event of
              Default.    . . . . . . . . . . . . . . .   60
     11.2.  No Legal Impediment.    . . . . . . . . . .   60
     11.3.  Governmental Regulation.    . . . . . . . .   60
     11.4.  Proceedings and Documents.    . . . . . . .   60
     11.5.  Borrowing Base Report.    . . . . . . . . .   60
12.  EVENTS OF DEFAULT; ACCELERATION; ETC.    . . . . .   61
     12.1.  Events of Default and Acceleration.   . . .   61
     12.2.  Termination of Commitments.   . . . . . . .   65
     12.3.  Remedies.   . . . . . . . . . . . . . . . .   65
     12.4.  Distribution of Collateral Proceeds.    . .   65
13.  SETOFF.    . . . . . . . . . . . . . . . . . . . .   66
14.  THE AGENT.   . . . . . . . . . . . . . . . . . . .   67
     14.1.  Authorization.    . . . . . . . . . . . . .   67
     14.2.  Employees and Agents.   . . . . . . . . . .   67
     14.3.  No Liability.   . . . . . . . . . . . . . .   68
     14.4.  No Representations.   . . . . . . . . . . .   68
     14.5.  Payments.   . . . . . . . . . . . . . . . .   68
          14.5.1.  Payments to Agent.   . . . . . . . .   68
          14.5.2.  Distribution by Agent.   . . . . . .   69
          14.5.3.  Delinquent Banks.    . . . . . . . .   69
     14.6.  Holders of Notes.   . . . . . . . . . . . .   70
     14.7.  Indemnity.    . . . . . . . . . . . . . . .   70
     14.8.  Agent as Bank.    . . . . . . . . . . . . .   70
     14.9.  Resignation.    . . . . . . . . . . . . . .   70
15.  EXPENSES.    . . . . . . . . . . . . . . . . . . .   70
16.  INDEMNIFICATION.   . . . . . . . . . . . . . . . .   71
17.  SURVIVAL OF COVENANTS, ETC.    . . . . . . . . . .   72
18.  ASSIGNMENT AND PARTICIPATION.    . . . . . . . . .   73
     18.1.  Conditions to Assignment by Banks.    . . .   73
     18.2.  Certain Representations and Warranties;
              Limitations; Covenants.   . . . . . . . .   73

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                             -v-

     18.3.  Register.   . . . . . . . . . . . . . . . .   74
     18.4.  New Notes.    . . . . . . . . . . . . . . .   75
     18.5.  Participations.   . . . . . . . . . . . . .   75
     18.6.  Disclosure.   . . . . . . . . . . . . . . .   76
     18.7.  Assignee or Participant Affiliated with
              the Borrower.   . . . . . . . . . . . . .   76
     18.8.  Miscellaneous Assignment Provisions.    . .   76
     18.9.  Assignment by Borrower.   . . . . . . . . .   77
19.  NOTICES, ETC.    . . . . . . . . . . . . . . . . .   77
20.  GOVERNING LAW.   . . . . . . . . . . . . . . . . .   78
21.  HEADINGS.    . . . . . . . . . . . . . . . . . . .   78
22.  COUNTERPARTS.    . . . . . . . . . . . . . . . . .   78
23.  ENTIRE AGREEMENT, ETC.   . . . . . . . . . . . . .   79
24.  WAIVER OF JURY TRIAL.    . . . . . . . . . . . . .   79
25.  CONSENTS, AMENDMENTS, WAIVERS, ETC.    . . . . . .   79
26.  SEVERABILITY.    . . . . . . . . . . . . . . . . .   80

                          SCHEDULES
                          ---------

          Schedule 1     Banks
          Schedule 6.3   Leases
          Schedule 6.4.1 Contingent Liabilities
          Schedule 6.7   Litigation
          Schedule 6.18  Environmental Matters
          Schedule 6.19  Subsidiaries
          Schedule 6.20  Bank Accounts
          Schedule 6.22  Vehicle Leases
          Schedule 8.1   Existing Indebtedness
          Schedule 8.2   Existing Liens
          Schedule 8.3   Existing Investments


                          EXHIBITS
                          --------

          Exhibit A      Form of Borrowing Base Report
          Exhibit B      Form of Revolving Credit Note
          Exhibit C      Form of Revolving Credit Loan Request
          Exhibit D      Form of Compliance Certificate
          Exhibit E      Form of Security Agreement
          Exhibit F      Form of Assignment and Acceptance
          Exhibit G      Form of Guaranty
          Exhibit H      Form of Stock Pledge Agreement

                 REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of June 23,
1994, by and among HPSC, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 60
State Street, Boston, Massachusetts 02109, THE FIRST
NATIONAL BANK OF BOSTON, a national banking association, CONTINENTAL BANK N.A., a national banking association and the other lending institutions listed on SCHEDULE 1 and THE
FIRST NATIONAL BANK OF BOSTON as Agent for itself and such other lending institutions and CONTINENTAL BANK N.A. as co-agent for itself and such other lending institutions.

     1.    DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ACFC.  American Commercial Finance Corporation a
Delaware corporation and wholly-owned Subsidiary of the Borrower.

     ACCOUNTS RECEIVABLE. All rights of the Borrower or any of its Subsidiaries (other than Funding and Credident) to payment for and under a Customer Receivable, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

     ADJUSTMENT DATE.  See Section 2.5.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT. The First National Bank of Boston acting as co-agent for the Banks.

     AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould or such other counsel as may be approved by the Agent.

     APPLICABLE MARGIN.  See Section 2.5.

     ASSIGNMENT AND ACCEPTANCE.  See Section 18.1.

     BALANCE SHEET DATE.  December 25, 1993.

     BANKS. FNBB, Continental and the other lending institutions listed on SCHEDULE 1 hereto and any other
Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 18.

     BASE RATE. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" or (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BASE RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     BILLINGS. The aggregate amount of invoices rendered by the Borrower or any of its Subsidiaries (other than Funding and Credident) to any account debtor during the relevant period.

     BORROWER.  As defined in the preamble hereto.

     BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 7.4(e), which is equal to the sum of the following:

     (i)  80% of Eligible Accounts Receivable; PLUS

     (ii) 50% of the Residual Value of Equipment, PROVIDED, that the amount included in the Borrowing Base pursuant to this clause (ii) shall not exceed
          $1,000,000.

     BORROWING BASE REPORT. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of EXHIBIT A hereto.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     CAPITALIZED LEASES. Leases (other than Vehicle Leases) under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See Section 6.18.

     CLOSING DATE. The first date on which the conditions set forth in Section 10 have been satisfied and any Revolving Credit Loans are to be made.


     CODE.  The Internal Revenue Code of 1986.

     COLLATERAL. All of the property, rights and interests of the Borrower and its Subsidiaries (other than Funding and Credident) that are or are intended to be subject to the security interests created by the Security Documents.

     COLLECTIONS. The aggregate amount of all payments in cash actually received by the Borrower or any of its Subsidiaries (other than Funding and Credident) on Accounts
Receivable during the relevant period.

     COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and certain of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES. The consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries (other than Credident) for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles.

     CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries (other than Credident), after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

     CONSOLIDATED TANGIBLE CAPITAL FUNDS.  The sum of (a)
Consolidated Tangible Net Worth PLUS (b) Subordinated Debt.

     CONSOLIDATED TANGIBLE NET WORTH.  The excess of
Consolidated Total Assets over Consolidated Total
Liabilities, and LESS the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries (other than Credident) properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

          (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries (other than Credident) resulting from a revaluation thereof subsequent to the

     Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial
     Accounting Standards Board Statement No. 52; PLUS

          (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable; plus

          (d) deferred underwriting expenses and deferred origination costs.

     CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries (other than Credident) determined on a consolidated basis in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries (other than Credident) during such period on all Indebtedness of the Borrower and its Subsidiaries (other than Credident) outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries (other than Credident or Indebtedness of Borrower with respect to Credident), whether or not so classified.

     CONTINENTAL. Continental Bank N.A., a national banking association, in its individual capacity.

     CONTRACT. Each lease, conditional sale agreement, note, agreement or instrument which evidences any Account
Receivable included in Eligible Accounts Receivable at any time.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

     CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     CREDIDENT. Credident, Inc., a Canadian corporation and wholly-owned Subsidiary of the Borrower.

     CREDIT POLICY. The criteria for the extension of credit for receivables and contracts of the Borrower and its Subsidiaries.

     CUSTOMER. A Person for whom the Borrower or its Subsidiaries (other than Funding and Credident) finances property or goods or leasehold improvements or working capital requirements.

     CUSTOMER RECEIVABLE. Obligations of any kind or nature to the Borrower or its Subsidiaries (other than Funding and Credident) (i) incurred by Customers in the ordinary course of their respective businesses or (ii) arising from the purchase by the Borrower or any of its Subsidiaries (other than Funding and Credident) of promissory notes, leases payable or accounts receivable from a third party obligee.

     DEFAULT.  See Section 12.

     DELINQUENT. As to any Customer Receivable, a default thereunder (with respect to payment or otherwise) which at the end of any calendar month has remained uncured for ninety days (on a billed and uncollected delinquency basis), PROVIDED that during each year of the original contract term remaining on such Customer Receivable, the Borrower or its Subsidiaries (other than Funding and Credident) may (without rendering such Customer Receivable Delinquent) extend one full or partial payment for a period not to exceed one month beyond the then scheduled payment date, so long as no more than two such extensions are granted in any year.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     DOLLARS or $.  Dollars in lawful currency of the United
States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DRAWDOWN DATE.  The date on which any Revolving Credit
Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

     ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower reasonably and in good faith determines to be collectible; (ii) that are with account debtors that (A) are not Affiliates of the Borrower, (B) are Customers in an arm's length transaction;
(C) are not insolvent or involved, whether voluntary or involuntary, in any case or proceeding under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction;
(D) which, from time to time, at the election of the Agent, have been reviewed by the Agent and found in the Agent's reasonable judgment to be collectable (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent has a valid and perfected first priority security interest; (vi) that are not outstanding for more than ninety (90) days past the date such Accounts Receivable are due, but in no event outstanding for more than 120 days from date of invoice;
(vii) that are not due from any single account debtor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (viii) that are payable in Dollars; (ix) that are not payable from an office outside of the United States; (x) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit; (xi) that have been reissued no more than two times; (xii) that are not included in the "Receivables Pool" (as such term is defined in the Funding Indenture); (xiii) that are not subject to any lien or any negative pledge pursuant to the Funding Indenture; (xiv) that originated in the ordinary course of business of the Borrower; and (xv) that are not due from any single account debtor if, after including such Accounts Receivable, the Borrowing Base will be comprised of more than seven and one-half percent (7.5%) of Accounts Receivable owing from such account debtor; (x) Accounts Receivables that have been reissued more than twice may be treated as Eligible Accounts Receivable so long as such Accounts Receivable do not exceed in the aggregate ten percent (10%) of Gross Customer Receivables; and (y) Accounts Receivable that have balances outstanding for more than 120 days from date of invoice and less than 150 days from date of invoice may be treated as Eligible Accounts Receivable so long as not more than five and one-quarter percent (5.25%) of the Borrowing Base is comprised of such Accounts Receivable.

     ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     ENVIRONMENTAL LAWS.  See Section 6.18(a).

     EQUIPMENT. Each item of equipment that is the subject of any Contract, including all parts, accessions and modifications thereto and all replacements thereof.

     EQUIPMENT SUPPLIER. A Person (other than the Borrower) who supplies Equipment to Customers.

     ERISA.  The Employee Retirement Income Security Act of
1974.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto;
thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to
1.00 minus the Eurocurrency Reserve Rate, if applicable.

     EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT.  See Section 12.

     FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

     FUNDING. HPSC Funding Corp. I, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

     FUNDING EVENT OF DEFAULT. Any event or condition identified as an "Event of Default" in Section 11 of the Funding Indenture.

     FUNDING INDENTURE.  The Indenture and Servicing
Agreement dated as of December 23, 1993 among the Borrower as Servicer, Funding as Issuer and State Street Bank and
Trust Company of Connecticut, National Association as
Trustee, pursuant to which the issuer issued $70,000,000 of receivable backed notes.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (B) consistently applied with past financial statements of the Borrower adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GROSS CUSTOMER RECEIVABLES. The aggregate amount at any time of all amounts due or to become due in cash on Customer Receivables which amount shall include the aggregate Residual Value of Equipment.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTY. The Guaranty dated as of the date hereof made by each Subsidiary of the Borrower (other than Funding and Credident) in favor of the Banks and the Agent pursuant to which each Subsidiary (other than Funding and Credident) of the Borrower guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

     HAZARDOUS SUBSTANCES.  See Section 6.18(b).

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     INTEREST PERIOD. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b)  if any Interest Period with respect to a Base
     Rate Loan would end on a day that is not a Business
     Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected
     Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e)  any Interest Period relating to any
     Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

     INTEREST RATIO. For the relevant time of reference thereto, the ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Total Interest Expense.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LEASE.  Each lease which evidences any Account
Receivable included in Eligible Accounts Receivable.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, and the Security Documents.

     LOAN REQUEST.  See Section 2.6.

     LOANS.  The Revolving Credit Loans.

     MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total
Commitment.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NET CUSTOMER RECEIVABLES. Gross Customer Receivables less Unearned Income.

     NOTES.  The Revolving Credit Notes.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof.

     OBLIGOR. Each Person obligated to make payments under a Contract.

     OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PAYMENT RESTRICTION EVENT. Any event identified as a "Payment Restriction Event" in the definition of such term contained in Section 15 of the Funding Indenture.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreements.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 8.2.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     RATIO CALCULATION DATE.  See Section 2.5.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries; PROVIDED HOWEVER that the definition of Real Estate shall not include office space leased by the Borrower or any of its Subsidiaries in buildings where the Borrower or any of its Subsidiaries do not occupy more than fifty percent (50%) of such building.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     REFERENCE BANK.  The First National Bank of Boston.

     REISSUED CUSTOMER RECEIVABLES. Customer Receivables that are issued by the Borrower or any of its Subsidiaries (other than Funding and Credident) with respect to Customer Receivables (i) which have previously been referred to a collection agency or attorney for collection, (ii) with respect to which enforcement action against the Customer has previously been commenced or (iii) the original terms of which have been altered to extend the time for payment or reduce the interest rate or total indebtedness thereon if such Customer Receivables are Delinquent at the time of such alteration of terms; provided that Reissued Customer

Receivables shall not include any Customer Receivable which shall not have been Delinquent at any time within the immediately preceding twelve months.

     RENTAL OBLIGATIONS. All present or future obligations of the Borrower or any of its Subsidiaries (other than Credident) under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (ii) obligations in respect of Capitalized Leases.

     RESERVES. With respect to any fiscal quarter, the ending allowance for doubtful accounts (excluding Funding and Credident) on the Borrower's balance sheet at the end of such fiscal quarter, prepared in accordance with generally accepted accounting principles.

     RESIDUAL VALUE OF EQUIPMENT. The aggregate estimated residual value of equipment at end of lease term of the Borrower and the Subsidiaries (other than Funding and Credident) as determined in accordance with generally accepted accounting principles.

     REVOLVING CREDIT LOAN MATURITY DATE.  December 31,
1995.

     REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section
2.

     REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

     REVOLVING CREDIT NOTES.  See Section 2.4.

     SECURITY AGREEMENTS. The several Security Agreements dated as of the date hereof between the Borrower and certain of its Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

     SECURITY DOCUMENTS.  The Guaranty, the Security
Agreements and the Stock Pledge Agreement.

     SERVICER EVENT OF DEFAULT. Any event or condition identified as a "Servicer Event of Default" in Section 12 of the Funding Indenture.

     STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement dated as of the date hereof between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

     SUBORDINATED DEBT.  Unsecured Indebtedness of the
Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Banks in writing.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

     TYPE. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNEARNED INCOME. With respect to Customer Receivables any interest component to be paid by the Customer in the future in connection with such Customer Receivable which is accounted for by the Borrower as unearned income under its present accounting practices.

     VEHICLE LEASE. Any lease providing for the lease of vehicles to the Borrower or any of its Subsidiaries.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit
     Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d)  A reference to any Person includes its
     permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and
     "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term
     "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit
     Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

             2.  THE REVOLVING CREDIT FACILITY.

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
Section 10 and Section 11, in
the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total
Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective
Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

     2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit

Note Record reflecting the making of such Revolving Credit
Loan or (as the case may be) the receipt of such payment.
The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's
Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 4.11,

               (a)  The Borrower shall pay interest on the
     unpaid principal amount of each Loan made by the Banks to the Borrower from the Drawdown Date, until such principal amount is paid in full, at an annual rate equal to, (i) with respect to any Base Rate Loan, the Base Rate in effect from time to time PLUS the Applicable Base Rate Margin, and (ii) with respect to any Eurodollar Rate Loan, the Eurodollar Rate in effect for the applicable Interest Period PLUS the Applicable Eurodollar Rate Margin (the Applicable Base Rate Margin or the Applicable Eurodollar Rate Margin, whichever is applicable, is sometimes referred to herein as the "Applicable Margin").

               (b)  The Applicable Margin shall be the
     annual percentage rates in effect from time to time determined in accordance with the following provisions of this Section 2.5. The Agent shall give prompt notice of the Applicable Margin to the Borrower and the Banks following the time of delivery to the Agent of the required quarterly financial statements and Compliance Certificate pursuant to Sections 7.4(b) and (c) (provided, if the Interest Ratio reflected in the financial statements delivered pursuant to
     Section 7.4(a) differs from such ratio in the financial statements delivered pursuant to Section 7.4(b) for a fiscal quarter which is the last fiscal quarter of a fiscal year, then the Interest Ratio as reflected in the financial statements delivered pursuant to Section 7.4(a) shall govern from and after the date of delivery of such financial statements pursuant to Section 7.4(a)), which such quarterly financial statements shall include, in reasonable detail, a calculation of the Interest Ratio as of the date (the "Ratio Calculation Date") which is the end of the quarterly period covered by such quarterly financial statements, based on the Interest Ratio for the period of four (4) fiscal quarters ended on such Ratio

     Calculation Date, with such determination of the Applicable Margin to be made in accordance with the following table:

                                                         Applicable
                                 Applicable Base          Eurodollar
                                  Rate Margin            Rate Margin
     INTEREST RATIO                (PER ANNUM)            (PER ANNUM)
     -------------               ----------------         ----------

     LESS THAN 1.40:1.00             .50%                  2.00%


     GREATER THAN 1.40:1.00            .25%                  1.75%

      For the purposes of this Section 2.5, the symbol "LESS THAN" shall mean "less than or equal to" and the symbol "GREATER THAN" shall mean "greater than".


               (c)  The Applicable Margin so determined
     pursuant to the foregoing table shall become effective as of the date (the "Adjustment Date") which is the first day of the month which immediately follows the date of receipt by the Agent of the applicable quarterly financial statements and Compliance Certificates delivered pursuant to Sections 7.4(b) and (c). The Applicable Margin which becomes effective on each such Adjustment Date shall remain in effect (subject to the other provisions of this Section
     2.5 and except as otherwise provided in Section 4.11 hereof) until the next Adjustment Date; PROVIDED, HOWEVER, in the event the Borrower fails to deliver to the Agent and the Banks the quarterly financial statements and Compliance Certificate in accordance with Sections 7.4(b) and (c) prior to any scheduled Adjustment Date, the Applicable Margin shall automatically be the highest Applicable Margin set forth above commencing on the date which would have otherwise been the next Adjustment Date had such financial statement and Compliance Certificate been delivered in accordance with Sections 7.4(b) and
     (c) and continuing until the next scheduled delivery of financial statements and Compliance Certificate. Notwithstanding the provisions of the preceding two sentences, if at any time the Interest Ratio as of any applicable Ratio Calculation Date was actually a ratio other than that ratio on the basis of which the Agent determined the rate of interest in effect hereunder on any date, then such interest rate determination shall be adjusted retroactively to the appropriate Adjustment Date on the basis of such corrected determination of the actual Interest Ratio for the four (4) quarter period ended on such Ratio Calculation Date, and within ten (10) Business Days after notice thereof in reasonable detail requesting a retroactive adjustment of interest previously paid given by the Borrower, the Agent or any Bank, the Borrower shall pay to the Banks, or the Banks severally, on a ratable basis, shall credit the Borrower with, as the case may be, the amount of the appropriate retroactive adjustment in respect of such adjusted interest rate for any portion of any Interest Period as to which interest has been paid.

               (d) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and at maturity of such Loan.

     2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (i) 1:00 P.M. on the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

     2.7.  CONVERSION OPTIONS.

          2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that
     (i) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent written notice prior to 1:00 p.m. on the date of such election; (ii) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three
     (3) Eurodollar Business Days prior written notice of such election and (iv) no Loan may be converted into a

     Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein, PROVIDED that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
     Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

          2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest
     Period shall not be less than $1,000,000 or a whole multiple of $100,000.

     2.8.  FUNDS FOR REVOLVING CREDIT LOANS.

          2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans. As an alternative to the foregoing, advances may be made pursuant to cash management arrangements satisfactory to the Agent and the Banks.

          2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

     2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 7.4(e)) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 7.4(e).

     3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

     3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If the sum of the outstanding amount of the Revolving Credit Loans exceeds the lesser of (i) the Total Commitment and
(ii) the Borrowing Base, for more than five (5) consecutive Business Days then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans. In addition, collections of Accounts Receivable shall be applied to the Revolving Credit Loans pursuant to cash management arrangements satisfactory to the Agent and the Banks.

     3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time, on the date of any proposed repayment written notice, of any proposed repayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Borrower's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's

Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

               4.  CERTAIN GENERAL PROVISIONS.

     4.1. CLOSING FEE. The Borrower agrees to pay to the Agent for the PRO RATA accounts of the Banks on the Closing
Date a closing fee in the amount of $100,000.00, subject to credit of any fee paid prior to the Closing Date.

     4.2. AGENT'S FEE. The Borrower shall pay to the Agent semi-annually in advance, for the Agent's own account, on the Closing Date and every six months thereafter, an Agent's fee in the amount of $7,500.00.

     4.3.  FUNDS FOR PAYMENTS.


          4.3.1.  PAYMENTS TO AGENT.  All payments of
     principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan
     Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

          4.3.2.  NO OFFSET, ETC.  All payments by the
     Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     4.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

     4.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     4.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     4.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b)  materially change the basis of taxation
     (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or the other Loan Documents, or

          (c)  impose or increase or render applicable
     (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i)  to increase the cost to any Bank of
          making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's
          Commitment, or

               (ii)  to reduce the amount of principal,
          interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's
          Commitment or any of the Loans, or

               (iii)  to require such Bank or the Agent to
          make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     4.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's on the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with
Section 4.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 4.7 or 4.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     4.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section
2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     4.11. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

                5.  SECURITY AND GUARANTIES.

     5.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, and a pledge of and perfected first priority lien on all of the issued and outstanding shares of each of the Borrower's Subsidiaries (including Funding but excluding Credident) pursuant to the terms of the Security Documents to which the Borrower is a party.

     5.2.  GUARANTIES AND SECURITY OF SUBSIDIARIES.  The
Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's
Subsidiaries under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

             6.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks and the Agent as follows:

     6.1.  CORPORATE AUTHORITY.

          6.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (other than Credident)
     (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries taken as a whole.

          6.1.2.  Authorization.  The execution, delivery
     and performance of this Credit Agreement and the other
     Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

          6.1.3.  ENFORCEABILITY.  The execution and
     delivery of this Credit Agreement and the other Loan
     Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained except to the extent financing statements are required to be filed to perfect the security interest granted pursuant to the Security Documents.

     6.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     6.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

            6.4.1. FINANCIAL STATEMENTS. There has been furnished to the Agent a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended, certified by the Borrower's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. Other than as set forth on SCHEDULE 6.4.1, there are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts and of a nature customarily reflected on a balance sheet in accordance with generally accepted accounting principles consistently applied, known to the officers of the Borrower not disclosed in said balance sheet and the related notes thereto.

            6.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries (other than Credident) on a consolidated basis, balance sheets and cash flow statements for the 1994 and 1995 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

     6.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect in the aggregate on the business or financial condition of the Borrower and its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distribution.

     6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     6.7. LITIGATION. Other than as set forth on SCHEDULE 6.7, there are no actions, suits, proceedings or investigations of any kind pending, or to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be takenpursuant hereto or thereto. For purpose of this Section 6.7, any counterclaim by a Customer in response to a collection action shall not be deemed to be material unless such counterclaim is reasonably likely to result in an uninsured liability in excess of $500,000.

       6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

       6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

       6.10. TAX STATUS. The Borrower and its Subsidiaries (i) have made or filed (or timely filed an extension to file) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject or an extension to file has been timely filed, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

       6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

       6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or rights thereunder.

       6.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses other than Permitted Liens. The Borrower and its Subsidiaries (other than Funding) are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

       6.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personalproperty to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       6.16.1.  EMPLOYEE BENEFIT PLANS.

          6.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Guaranteed Pension Plan.

          6.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
     Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

          6.16.3. GUARANTEED PENSION PLANS. Neither the Borrower or any ERISA Affiliate maintains or contributes to any Guaranteed Pension Plan.

          6.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
     Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

       6.17. REGULATIONS U AND X. The proceeds of the Loans shall be used for working capital purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

       6.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

          (a) none of the Borrower or any of its Subsidiaries is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

          (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth on SCHEDULE 6.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or any of its Subsidiaries, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) None of the Borrower and its Subsidiaries, or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.


       6.19. SUBSIDIARIES, ETC. Funding, Credident, and ACFC are the only Subsidiaries of the Borrower. Except as set forth on SCHEDULE 6.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other person.

       6.20. BANK ACCOUNTS. SCHEDULE 6.20 sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries (other than Credident); PROVIDED, HOWEVER, that the Borrower, ACFC and Funding may maintain bank accounts not listed on SCHEDULE 6.20 so long as the aggregate amount contained in such accounts does not exceed $100,000.

     SECTION 6.21. ELIGIBLE ACCOUNTS RECEIVABLE, EQUIPMENT AND CONTRACTS. Each Account Receivable of the Borrower included in Eligible Accounts Receivable meets the following criteria:

          (a) The Borrower is the sole legal owner of the Accounts Receivable, the Contracts and the Equipment (or will have a first priority security interest in the Equipment), free and clear of all liens other than Permitted Liens.

          (b) Each of the Contracts is a legal, valid and binding full recourse obligation of the Obligor thereunder, enforceable by the Borrower and its assigns against such Obligor in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by any and all applicable requirements of any federal, state or local law including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to each Contract have been complied with.

          (c) The Borrower and, to the best of the Borrower's knowledge, the other parties to such contract, had all requisite authority and capacity to enter into such Contract; and no Obligor has been released, in whole or in part, from any of its obligations in respect of any Contract.

          (d) Except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles, the obligation of each Obligor to pay all amounts owed under each of the Contracts to which such Obligor is a party throughout the term thereof is and will be unconditional, without any right of set-off or counterclaim or any defense by such Obligor, and without regard to any event affecting the Equipment, if any, subject to such Contract, any claim of such Obligor against the

     Borrower or any change in circumstance of such Obligor or any other circumstance whatsoever.

          (e) There will be no facts or circumstances existing as of the relevant time which give rise to any right of rescission, offset, counterclaim or defense, including the defense of usury, to the obligations of any Obligor, including the obligation of such Obligor to pay all amounts due thereunder, with respect to any Contract to which such Obligor is a party; and neither the operation of any of the terms of any Contract nor the exercise of any right thereunder will render such Contract nor the exercise of any right thereunder will render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense, including the defense of usury (other than limitations on enforcement as a result of bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles), and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto.

          (f) No Contract, and no provision of any Contract, has been amended, terminated, altered, waived or modified since inception in any respect that is adverse to the interests of the Borrower except for reissues that are consistent with Borrower's past practices, no Contract has been satisfied, cancelled or subordinated, in whole or in part, or rescinded, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination or rescission, except for Contracts that have been prepaid in full.

          (g) No Obligor has been released by the Borrower from the terms of the related Contract.

          (h) Each Contract was originated or acquired in the Borrower's ordinary course of business, in accordance with the Borrower's Credit Policy. Each Contract is of a type customarily in use in the leasing or financing business and has not been found, in the Agent's reasonable judgment, to be unacceptable.

          (i) Each Obligor is a resident of the United States of America and is not the Borrower or an Affiliate of the Borrower.

          (j) Each Lease requires the Obligor to assume all risk of loss or malfunction of the related Equipment. Each Lease and Conditional Sale Agreement requires the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Equipment and permits the rights with respect to such Contract, and all collateral related thereto, to be assigned by the Borrower without the consent of any Person. No Contract permits early termination or prepayment, unless the amount required to be paid by or on behalf of Obligor in respect thereof is equal to or greater than the applicable termination amount. No Contract provides for the substitution, exchange or addition of any Equipment subject thereto which would result in any reduction of the amount of payments or change the timing of payments due under such Contract.

          (k) There are no proceedings or investigations pending against the Borrower or, to the best of the Borrower's knowledge, threatened or otherwise pending before any court, regulatory body, administrative agency or other tribunal or government instrumentality (A) asserting the invalidity or unenforceability of any Contract, (B) seeking to prevent payment and performance of any Contract, or (C) seeking any determination or ruling that might, in the aggregate, adversely and materially affect the validity or enforceability of any Contract.

          (l) The Borrower has duly performed all material obligations on its part required to be performed by it under or in connection with each Contract, and has done nothing to materially impair its rights thereunder.

          (m) Each Contract is either an "account" (as defined in Section 9-106 of the UCC) or "chattel paper" (as defined in Section 9-105 of the UCC) or an "instrument" (as defined in Section 9-105 of the UCC). If the Contract is chattel paper, then (i) there is only one counterpart of the Contract that constitutes "chattel paper" for purposes of Section 9-105(b) and 9-308 of the UCC and (ii) either the Borrower or its Subsidiaries (other than Funding or Credident) has a first priority security interest in the Equipment that is the subject of the Contract.

          (n) Each Lease requires the related Obligor to maintain the related Equipment, if any, in good and workable order. Each Lease and Conditional Sale Agreement requires the related Obligor to obtain and maintain physical damage insurance on the Equipment subject thereto and to name the lessor or lender thereunder as loss payee and an additional insured with respect thereto. The Agent is named as loss payee under all of the

     Borrower's or any of its Subsidiaries' (other than Funding and Credident) physical damage insurance on the Equipment, other than insurance of the Borrower maintained under Borrower's lessee insurance program pursuant to equipment leases and conditional sales agreements with its lessees. To the best of the Borrower's knowledge, the Equipment was properly delivered to the Obligor in good repair, without defects and in satisfactory order and the related Equipment, if any, is in good operating condition and repair. To the best of the Borrower's knowledge, the related Equipment was accepted by the Obligor after reasonable opportunity to inspect and test the same and no Obligor has informed the Borrower and its Subsidiaries (other than Funding) of any defects therein.

          (o)  No Contract constitutes a "consumer lease" under the UCC.

          (p) The Borrower and its Subsidiaries (other than Funding and Credident) have marked their computer records, to reflect the interest granted to the Agent hereunder.

     6.22  VEHICLE LEASES.  SCHEDULE 6.22 sets forth all Vehicle Leases.

     7. AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and the commitment fees and Agent's fee provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the Notes.

     7.2. MAINTENANCE OF OFFICE. The Borrower will, and will cause each of its Subsidiaries (other than Credident) to, maintain its chief executive office in Boston, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower and its Subsidiaries in respect of the Loan Documents may be given or made.

     7.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves in accordance with generally accepted accounting principles.

     7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, the consolidated statements certified without qualification by Coopers & Lybrand or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-eight (48) days after the end of each of the first three (3) fiscal quarters of the fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT E hereto and setting forth in reasonable detail computations evidencing compliance with the applicable covenants contained in Section 9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

          (e) within fifteen (15) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month;

          (f) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report;

          (g) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 6.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this
     Section 7.4(g);

          (h) from time to time copies of all reports delivered under the Funding Indenture and such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request; and

          (i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, an updated SCHEDULE 6.22 setting forth all Vehicle Leases.

     7.5.  NOTICES.

          7.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any

     Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or in respect of a claimed default under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, if such claimed default is material to the business or the financial condition of the Borrower, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

          7.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

          7.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses in excess of $500,000 in the aggregate to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

          7.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

     7.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     7.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas; PROVIDED, HOWEVER, that the Borrower shall not be required to maintain such insurance with respect to Equipment which it leases or transfers to third parties pursuant to an equipment lease or a conditional sales agreement to the extent that the lessee thereon maintains such insurance pursuant to the terms of its equipment lease or conditional sales agreement with the Borrower. Such insurance shall be in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of Section 8.1 of the Security Agreements.

     7.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     7.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

          7.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

          7.9.2. COLLATERAL REPORTS. No more frequently than once each calendar quarter, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with any of the Banks) with respect to the Accounts Receivable included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrower; PROVIDED, HOWEVER, that the liability of the Borrower for such expenses shall be limited to $25,000 so long as no Event of Default has occurred and is continuing.

          7.9.3. COMMUNICATION WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries, PROVIDED, HOWEVER, that a representative of Borrower shall be entitled to be present at any meeting between or among the Agent, the Banks and the Borrower's independent certified accountants. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.9.4.

     7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws,
(iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments; provided, however, that a failure to do so shall not be deemed a Default or an Event of Default to the extent that it would not be reasonably likely to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole. If at any time while any Loan or Note is outstanding or either Bank has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     7.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     7.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for working capital purposes.

     7.13. BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries (other than Funding and Credident) to, together with the employees, agents and other Persons acting on behalf of the Borrower or such Subsidiary, to cause all payments constituting proceeds of Accounts Receivable or other Collateral to be paid into a lockbox designated by the Agent and, in the event any such proceeds are received, by any of them to receive and hold in trust for the Agent and the Banks all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a central depositary account on SCHEDULE 6.20.

     7.14. CREDIT CRITERIA. The Borrower will, and will cause each of its Subsidiaries (other than Funding and Credident) to furnish to the Agent a copy of the most recent Credit Policy of the Borrower and its Subsidiaries (other than Funding and Credident) and to promptly furnish to the Agent any amendments to such Credit Policy.

     7.15. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

  8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (b) current liabilities of the Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f)  Subordinated Debt;

          (g) obligations under Capitalized Leases not exceeding $1,000,000 in aggregate amount at any time outstanding;

          (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time;

          (i) Indebtedness existing on the date of this Credit Agreement and listed and described on SCHEDULE 8.1 hereto; and

          (j) Indebtedness (i) of Credident to the Borrower not in excess of $250,000 in cash in the aggregate (not including Indebtedness listed on SCHEDULE 8.1); or (ii) of Subsidiaries of the Borrower to the Borrower so long as (a) such Subsidiary has made a guaranty in favor of the Banks and the Agent pursuant to which such Subsidiary guaranties to the Banks and the Agent the payment and performance of the Obligations in form and substance satisfactory to the Banks and the Agent and (b) the obligations of such Subsidiary (other than Funding) under such guaranty are in turn secured by a perfected first priority security interest (subject only to the Permitted Liens entitled to priority under applicable law) in all the assets of such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

     8.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character (including the capital stock of Funding) whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.1(d);

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (g)  presently outstanding liens listed on SCHEDULE 8.2 hereto;

          (h) purchase money security interests in or purchase money mortgages on real or personal property, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

          (i) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

     8.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) (i) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's (ii) securities commonly known as "short-term bank notes" issued by any Bank denominated in Dollars which at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's Corporation;

          (d)  Investments existing on the date hereof and listed on
     SCHEDULE 8.3 hereto;

          (e) Investments with respect to Indebtedness permitted by Section 8.1(j) so long as such entities remain Subsidiaries of the Borrower;

          (f) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;

          (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 8.5.2;

          (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and

          (i) Investments not otherwise permitted by this Section 8.3, PROVIDED, THAT the aggregate amount of such Investments shall not exceed $1,000,000.

PROVIDED, HOWEVER, that, with the exception of demand deposits referred to in
Section 8.3(b) and loans and advances referred to in Section 8.3(h), such Investments will be considered Investments permitted by this Section 8.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Encumbrances.

     8.4. DISTRIBUTIONS.  The Borrower will not make any Distributions.

     8.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

          8.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with industry practices).

          8.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with industry practices, provided however, that such dispostion of assets in the ordinary course of business shall not include a transfer of a material amount of Customer Receivables without the prior written approval of the Banks.

     8.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     8.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in any case in a manner which could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

     8.8. OTHER DEBT. The Borrower will not, and will not permit any of its Subsidiaries (other than Funding) to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay or repurchase any of the Subordinated Debt or Indebtedness outstanding under the Funding Indenture.

     8.9. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

          (a)  engage in any "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur a material "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance of a material amount on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     8.10. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries (other than Credident) to, (i) establish any bank accounts other than those listed on SCHEDULE 6.20 without the Agent's prior written consent,
(ii) violate directly or indirectly any bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (iii) deposit into any of the payroll accounts listed on
SCHEDULE 6.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

     8.11. FUNDING STOCK. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any shares of stock of Funding.

       9. FINANCIAL COVENANTS OF THE BORROWER.

     9.1. DEBT TO CONSOLIDATED TANGIBLE CAPITAL FUNDS. The Borrower will restrict Indebtedness of the Borrower and its Subsidiaries (other than Credident) PLUS security deposits received by the Borrower and its Subsidiaries (other than Credident) with respect to Accounts Receivable to not more than 400% of Consolidated Tangible Capital Funds.


     9.2. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $30,000,000 PLUS (ii) on a cumulative basis, 75% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter commencing on or after June 26, 1994, PLUS (iii) 100% of the proceeds of any sale by the Borrower or any of its Subsidiaries (other than Credident) of (A) equity securities issued by the Borrower or any of its Subsidiaries (other than Credident), or (B) warrants or subscription rights for equity securities issued by the Borrower or any of its Subsidiaries (other than Credident).

     9.3. INTEREST COVERAGE. The Borrower will not, during any period described in the table set forth below, permit Consolidated Earnings Before Interest and Taxes for such period, to be less than the percentage of Consolidated Total Interest Expense set forth opposite such period in such table:



                                                                      Mimimum
     Period                                                          Percentage
     ------                                                          ----------

     For the quarter ending March 26, 1994                              115%

     For the quarter ending June 30, 1994 and the immediately           115%
     preceding quarter (treated as a single accounting
     period).

     For the quarter ending September 28, 1994 and the                  115%
     immediately preceding two fiscal quarters (treated as a
     single accounting period).




                                      -56-


     For the quarter ending December 31, 1994 and the                   115%
     immediately preceding three fiscal quarters (treated as a
     single accounting period).

     For any fiscal quarter ending thereafter, for such fiscal          120%
     quarter taken together with the immediately preceding
     three fiscal quarters (treated as a single accounting
     period).




     9.4. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, after the date hereof, Capital Expenditures that exceed, in the aggregate, $1,000,000.

     9.5. REISSUED CUSTOMER RECEIVABLES TO GROSS CUSTOMER RECEIVABLES. The Borrower will at no time permit Reissued Customer Receivables (originated and calculated after the date hereof) to exceed 15% of Gross Customer Receivables.

     9.6. DELINQUENT CUSTOMER RECEIVABLES TO GROSS CUSTOMER RECEIVABLES RATIO. The Borrower will not permit Delinquent Customer Receivables at any time during any period described in the table set forth below to exceed the percentage of Gross Customer Receivables set forth opposite such period in such table:



                                                                      Maximum
                Period                                               Percentage
                ------                                               ----------

     Closing Date to March 30, 1995                                     18%

     March 31, 1995 to September 29, 1995                               13%

     September 30, 1995 and thereafter                                  10%





     9.7. RESERVES TO DELINQUENT CUSTOMER RECEIVABLES. The Borrower will not at the end of any fiscal quarter permit Reserves to be less than 60% of the sum of Delinquent Customer Receivables.

     9.8. PROVISION FOR LOSSES. The Borrower will (at the end of each fiscal quarter) recognize a provision for losses on its books for losses with respect to Accounts Receivables at least equal to two percent (2%) of Net Customer Receivables originated during such fiscal quarter, as reduced by recoveries in such quarter and otherwise adjusted in accordance with generally accepted accounting principles.

     9.9. COLLECTIONS TO BILLINGS. The Borrower will not permit during the period described in the table set forth below, at the end of any calendar month during such period, with respect to the preceding three month period, the average Collections to be less than the minimum percentage of Billings set forth opposite such period in such table:



                                                                  Minimum
                 Period                                         Percentage
                 ------                                         ----------


     Closing Date through December 31, 1995                         90%

     After December 31, 1995                                        94%




     9.10. LEASES. The Borrower will not, and will not permit any of its Subsidiaries to, as lessee, enter into, permit to exist, or renew any agreements to rent or lease any real or personal property if the aggregate amount of Rental Obligations accrued and to accrue under all such agreements will exceed $ 5,000,000.

     9.11. EQUIPMENT SUPPLIER CONCENTRATION. The aggregate of Accounts Receivable generated after the date of this agreement through the financing of Equipment supplied by any single Equipment Supplier shall not exceed 50% of total Accounts Receivable.

                             10. CLOSING CONDITIONS.

     The obligations of the Banks to make the initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the date hereof:

     10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     10.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each Subsidiary of the Borrower, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

     10.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries (other than Funding and Credident) of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     10.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries (other than Funding and Credident) an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents and Subordination Documents to which the Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests; and (iii) to give notices and to take other action on its behalf under the Loan Documents.


     10.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     10.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and its Subsidiaries (other than Funding and Credident), a completed and fully executed Perfection Certificate and the results of UCC searches with respect to its Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     10.7. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     10.8. BANK AGENCY AGREEMENTS. The Agent shall have received an agreement, in form and substance satisfactory to the Agent, from each bank at which the Borrower or any of its Subsidiaries maintains depositary accounts (including bank agency or lock box agreements) concerning the Agent's interest for the benefit of the Banks and the Agent in such accounts.

     10.9. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Closing Date.

     10.10. ACCOUNTS RECEIVABLE AGING REPORT. The Agent shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall notify the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall provide the Agent with such supplementary documentation as the Agent may reasonably request.

     10.11. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

     10.12. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel to the Borrower and its Subsidiaries.

     10.13. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the Closing Fee pursuant to Section 4.1.

     10.l4. MANAGEMENT LETTER. The Banks and the Agent shall have received a copy of the most recent accountants' management letter received by the Borrower.

     10.15. FUNDING REPORTS. The Bank and the Agent shall have received a copy of each of the most recent reports delivered by Borrower, as service pursuant to the Funding Indenture.

                      11.  CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     11.1 REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.


     11.2 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     11.3 GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     11.4 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.


     11.5 BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with
Section 7.4(e) and, if requested by the Agent, a Borrowing

Base Report dated within one (1) days of the Drawdown Date of the requested
Loan.

                   12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     12.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans, the commitment fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall (i) fail to comply with any of its covenants contained in (i) Sections 7.4, 8.1 through 8.6, or 9 or (ii) fail to comply with any of its covenants contained in Sections 7.1 through

     7.3, Sections 7.5 through 7.14 and Sections 8.7 through 8.10 for a period exceeding ten (10) days;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof and which default is not waived by the parties thereto;

          (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $500,000;

          (j) the holders of all or any part of the Subordinated Debt or Indebtedness under the Funding Indenture shall accelerate the maturity of all or any part of such debt or such debt shall be prepaid or repurchased in whole or in part which in the case of Subordinated Debt violate any provision thereof; PROVIDED, HOWEVER, that early termination of the Funding Indenture by Funding pursuant to the terms thereof shall not constitute an acceleration by such holders;

          (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in substantially all of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the loan documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty
     (30) days;

          (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
     (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

          (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

          (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $100,000;

          (q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty-one percent (51%) or more of the outstanding shares of common stock of the Borrower;

          (r) the occurrence of a Funding Event of Default, a Payment Restriction Event, or a Servicer Event of Default under the Funding Indenture and the expiration of any cure period available to Funding under the Funding Indenture;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section 12.1(g), 12.1(h) or 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     12.2 TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

     12.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, each Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     12.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the security documents,

                                      -66
- -

or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent or any of the Banks for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or any of the Banks in connection with the collection of such monies by the Agent or any of the Banks, for the exercise, protection or enforcement by the Agent or any of the Banks of all or any of the rights, remedies, powers and privileges of the Agent or any of the Banks under this Credit Agreement or any of the other loan documents or in respect of the collateral and supports the provision of adequate indemnity to the Agent or any of the Banks against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent or any of the Banks to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of such Obligations shall be made (i) PARI PASSU among Obligations with respect to the Agent's fee payable under Section 4.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

  13. SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                  THE AGENT.

     14.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

     14.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     14.3 NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     14.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      14.5 PAYMENTS.

           14.5.1 PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO

     RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          14.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          14.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     14.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

     14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     14.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

     14.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  15. EXPENSES.

     The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes
(including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(iv) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of either Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (vii) all reasonable fees, expenses and disbursements of either Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

                              16. INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (iv) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16 shall survive payment of satisfaction in full of all other obligations.

                         17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        18. ASSIGNMENT AND PARTICIPATION.

     18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; PROVIDED that (i) the Agent shall have given its prior written consent to such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement,
(iii) each assignment shall be in an amount that is a whole multiple of $1,000,000 the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.3, be released from its obligations under this Credit Agreement.

     18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

     18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the

Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

     18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $1,000,000 (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     18.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     18.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                19. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 60 State Street, Boston, Massachusetts 02110, Attention: Rene Lefebvre, Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Mitchell B. Feldman, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               20. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION
19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  21. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                22. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           23. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 25.

                            24. WAIVER OF JURY TRIAL.

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     25. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by one or more or all of the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's fee and Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                26. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              HPSC, INC.


                              By: /s/ Rene Lefebvre
                                  -------------------------
                                  Name: Rene Lefebvre
                                  Title: CFO

                              THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent


                              By: /s/ Mitchell B. Feldman
                                  -------------------------
                                  Name: Mitchell B. Feldman
                                  Title: Director

                              CONTINENTAL BANK N.A., individually and as co-agent


                              By: /s/ David Noda
                                  ------------------------
                                  Name: David Noda
                                  Title: Vice President

                           REVOLVING CREDIT AGREEMENT

                                   SCHEDULE 1

              Banks; Addresses; Commitments; Commitment Percentages
                            dated as of June 23, 1994




          BANK'S NAME AND ADDRESS                 COMMITMENT          PERCENTAGE
          -----------------------                 ----------          ----------

The First National Bank of Boston                 $10,000,000              50%
100 Federal Street
Boston, MA 02110
Attention:  Mitchell B. Feldman, Director

Continental Bank N.A.                             $10,000,000              50%
231 South LaSalle Street
Chicago, IL 60697
Attention:  David Noda, Vice President


                              TOTAL               $20,000,000             100%


                                                                      Exhibit A
                                                                      ---------


                                     FORM OF
                              BORROWING BASE REPORT
                              ---------------------

                               Dated:_____________
                     For Period Ended: _____________________

     The undersigned, _________________, the duly elected and qualified _________________ of HPSC, Inc. (such entity referred to herein as the "Borrower"), hereby certifies pursuant to Section 7.4(e) of the Revolving Credit Agreement, dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the banking institutions referred to therein as the Banks (collectively, the "Banks"), and The First National Bank of Boston, as co-agent (the "Agent") and Continental Bank N.A., as co-agent that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Credit Agreement relating to the computation of the Borrowing Base Report and the various components thereof, and (c) as of the date of this Borrowing Base Report, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default.

     Except as otherwise specified in this Borrowing Base Report, capitalized terms used herein without definition have the same meanings herein as in the Credit Agreement.

                              HPSC, INC.

                              By:______________________________
                                  Title:

Borrowing Base as of ________, 199_ for the Period Ended __________, 199_




I.   Eligible Account Receivable Portion of the Borrowing Base

     A.   Eligible Accounts Receivable


          1. Accounts Receivable:

             (a)    Customer Receivables of HPSC
                    "Non-Select"                                                     $_______

             (b)    ACFC Receivables                                                 $_______

             (c)    Total Receivables
                    (item I.A.1(a) PLUS item I.A.1(b))                               $_______

          2. Ineligible Accounts Receivable (Accounts
             Receivable which are any of the following):

             (a)    uncollectible                                                    $_______

             (b)    with account debtors that (i) are
                    Affiliates of the Borrower, (ii) are not
                    Customers in an arm's length
                    transaction, (iii) are insolvent or
                    involved, whether voluntary or
                    involuntary, in any case or proceeding
                    under bankruptcy, reorganization,
                    arrangement, insolvency, adjustment of
                    debt, dissolution, liquidation or similar
                    law of any jurisdiction, (iv) which have
                    been found in the Agent's reasonable
                    judgment not to be creditworthy                                  $_______

             (c)    in payment of obligations that have not
                    been fully performed or are subject to
                    dispute or any other similar claims that
                    would reduce the cash amount payable thereof                     $_______


                                                                 -3-


             (d)    subject to any pledge, restriction, security
                    interest or other lien or encumbrance other
                    than those created by the Loan Documents                         $_______

             (e)    in which the Agent does not have a valid and
                    perfected first priority security interest                       $_______

             (f)    more than 90 days past due or in any event
                    outstanding for more than 120 days from the
                    date of invoice                                                  $_______

             (g)    due from any single account debtor if more
                    than 15% of the aggregate amount of all
                    Accounts Receivable owing from such account
                    debtor would not otherwise be Eligible
                    Accounts Receivable                                              $_______

             (h)    not payable in Dollars                                           $_______

             (i)    payable from an office outside of the
                    United States                                                    $_______

             (j)    secured by a letter of credit unless the
                    Agent has a prior, perfected security
                    interest in such letter of credit                                $_______

             (k)    have been reissued more than two times                           $_______

             (l)    included in the "Receivables Pool"                               $_______

             (m)    subject to any lien or any negative
                    pledge pursuant to the Funding
                    Indenture                                                        $_______

             (n)    did not originate in the ordinary
                    course of business of the Borrower                               $_______

             (o)    due from any single account debtor
                    if, after including such Accounts
                    Receivable, the Borrowing Base will
                    be more than 7.5% of Accounts
                    Receivable owing from such account
                    debtor                                                           $_______


                                                                 -4-

             (p)    Total of items I.A.2(a) - (o)                                    $_______

          3. Accounts Receivable reissued more than twice
             which do not exceed in the aggregate 10% of
             Gross Customer Receivables                                              $_______

          4. Accounts Receivables outstanding for more
             than 120 days, and less than 150 days, from
             date of invoice which are not more than 5.25%
             of the Borrowing Base                                                   $_______

          5. Eligible Accounts Receivable
             (item I.A.1(c) MINUS item I.A.2(p) PLUS item
             I.A.3 PLUS item I.A.4)                                                  $_______




     B.   Rate                                                                            80%

     C.   Eligible Accounts Receivable Portion of the
          Borrowing Base (item I.A.5 MULTIPLIED by item I.B)                         $_______


II.  Residual Value of Equipment Portion of the Borrowing Base


     A.   Residual Value of Equipment                                                $_______

     B.   Rate                                                                            50%

     C.   Residual Value of Equipment Portion of Borrowing
          Base (item II.A MULTIPLIED by item II.B) (must not
          exceed $1,000,000)                                                         $_______



III. Borrowing Base (item I.C PLUS item II.C)                                        $_______


                                                                     EXHIBIT B-1
                                                                     -----------
                                     FORM OF
                              REVOLVING CREDIT NOTE
                              ---------------------

$10,000,000                                                        June 23, 1994

     FOR VALUE RECEIVED, the undersigned HPSC, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON (the "Bank") at the Bank's head office at 100 Federal Street, Boston, Massachusetts 02110:

          (a) prior to or on December 31, 1995 the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

          (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

          (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE

COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of
Massachusetts.

     IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                              HPSC, INC.


                              By: ________________________________
                                  Title:

- ----------------------------------------------------------------------

                          Amount of          Balance of
          Amount       Principal Paid         Principal       Notation
Date      of Loan        or Prepaid            Unpaid         Made By:
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
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- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------

                                                                 EXHIBIT B-2
                                     FORM OF
                              REVOLVING CREDIT NOTE
                              ---------------------

$10,000,000                                                       June 23, 1994

     FOR VALUE RECEIVED, the undersigned HPSC, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CONTINENTAL BANK, N.A. (the "Bank") at the head office of the First National Bank of Boston, as co-agent (the "Agent"), at 100 Federal Street, Boston, Massachusetts 02110:

          (a) prior to or on December 31, 1995 the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

          (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

          (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE

COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]
                              HPSC, INC.

                              By: ____________________
                                  Title:

- ----------------------------------------------------------------------

                         Amount of           Balance of
          Amount       Principal Paid         Principal       Notation
Date      of Loan        or Prepaid            Unpaid         Made By:

- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
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- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
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- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
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- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
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


                                                                       EXHIBIT C
                                                                       ---------


                                     FORM OF
                          REVOLVING CREDIT LOAN REQUEST
                          -----------------------------



                                            , 199
                               -------------     --


The First National Bank of Boston
100 Federal Street
Boston, Massachusetts   02110
Attention:  Large Corporate New England Division

     Re:  Revolving Credit Loan Request
          -----------------------------

Ladies and Gentlemen:

     The undersigned, HPSC, Inc. (the "Borrower") hereby requests that you make a Revolving Credit Loan pursuant to the terms and conditions set forth in the Revolving Credit Agreement, dated as of June 23, 1994, among the Borrower, the banking institutions referred to therein as the Banks (collectively, the "Banks") and The First National Bank of Boston, as co-agent (the "Agent") and Continental Bank, N.A., as co-agent, as the same may be amended and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"), as set forth below.

     The Borrower hereby represents, warrants and certifies to you that (a) the proceeds specified herein shall be used in accordance with the provisions of the Credit Agreement, (b) the representations and warranties of the Borrower contained in the Credit Agreement or otherwise made by the Borrower in connection with the transactions contemplated thereby were true and correct in all respects when made and are true and correct in all respects on and as of the date hereof with the same effect as if made herein (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrower has performed and complied in all respects with all of the terms and conditions contained in the Credit Agreement required to be performed or complied with by the Borrower prior to or at the time of the borrowing requested herein, and (d) at and as of the date hereof, no Default or Event of Default exists and no Default or Event of Default shall result from the consummation of the borrowing requested herein.

     The Borrower request that the Bank make a [Base] [Eurodollar] Rate Revolving Credit Loan in the principal amount of $[INSERT AMOUNT] on the Drawdown Date of [INSERT PROPOSED DRAWDOWN DATE] for the Interest Period commencing on [INSERT PROPOSED DRAWDOWN DATE] and ending on December 31, 1995. We understand that this request obligates us to accept the requested Revolving Credit Loan on the proposed Drawdown Date.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                              Very truly yours,

                              HPSC, INC.


                              By:______________________________
                                  Title:

                                                                       EXHIBIT D
                                                                       ---------

                                     FORM OF
                             COMPLIANCE CERTIFICATE
                             ----------------------
                                     [Date]

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110
Attn.:  Large Corporate New England Division


Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement, dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), by and among HPSC, Inc. (the "Borrower"), the banking institutions referred to therein as the Banks (collectively, the "Banks") and The First National Bank of Boston, as co-agent (the "Agent") and Continental Bank N.A., as co-agent. Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.4(d) of the Credit Agreement, the Borrower, by the undersigned officer of the Borrower (who has reviewed the Loan Documents) hereby certifies to each of you as follows: (a) the information furnished in the calculations attached hereto was true and correct in all material respects as of the last day of the fiscal [year] [quarter] next preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or, to the best of the Borrower's knowledge after diligent review, condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and subject to year-end adjustments and, in all cases, except as disclosed therein).

     IN WITNESS WHEREOF, HPSC, Inc. has executed this Compliance Certificate as of the date first written above.

                                   HPSC, INC.


                                   By:_______________________________
                                       Title:

                             COMPLIANCE CERTIFICATE

                                   HPSC, INC.


I.    SECTION 9.1- DEBT TO CONSOLIDATED TANGIBLE CAPITAL FUNDS
      --------------------------------------------------------

      Period - any time


      A.  Indebtedness of the Borrower and its Subsidiaries (other than Credident) PLUS security deposits received by the
          Borrower and its Subsidiaries (other than Credident) with
          respect to Accounts Receivable                                $_______

      B.  Consolidated Tangible Capital Funds:

          1.  Consolidated Tangible Net Worth:

               (a)  Consolidated Total Assets                           $_______

               (b)  Consolidated Total Liabilities                      $_______

               (c)  the book value of all assets of the
                    Borrower and its Subsidiaries (other
                    than Credident) properly classified as
                    intangible assets under generally
                    accepted accounting principles,
                    including such items as good will, the
                    purchase price of acquired assets in
                    excess of fair market value thereof,
                    trademarks, trade names, service marks,
                    brand names, copyrights, patents and
                    licenses, and rights with respect to the
                    foregoing                                           $_______

               (d)  all amounts representing any write-up in
                    the book value of any asset of the
                    Borrower or its Subsidiaries (other than
                    Credident) resulting from a revaluation
                    thereof, excluding adjustments to
                    translate foreign assets and liabilities
                    for changes in foreign exchange rates
                    made in accordance with Financial
                    Accounting Standards Board Statement
                    No. 52                                              $_______

               (e)  to the extent otherwise includable in
                    the computation of Consolidated Tangible
                    Net Worth, any subscriptions receivable             $_______

               (f)  deferred underwriting expenses and origination
                    costs                                               $_______

               (g)  I.B.1(c) PLUS I.B.1(d) PLUS I.B.1(e) PLUS
                    I.B.1(f)                                            $_______

               (h)  I.B.1(a) MINUS I.B.1(b) MINUS I.B.1(g)              $_______

          2.   Subordinated Debt                                        $_______

          3.   I.B.1(h) PLUS I.B.2                                      $_______

      C.  I.A DIVIDED BY I.B.3 (expressed as a %)
          (must not exceed 400%)                                         ______%


II.   SECTION 9.2-  CONSOLIDATED TANGIBLE NET WORTH
      ---------------------------------------------
      Period - any time

      A.  Consolidated Tangible Net Worth (I.B.1(h))
          (must be equal to or greater than II.E)                       $_______

      B.  $30,000,000

      C.  on a cumulative basis, 75% of positive Consolidated Net
          Income for each fiscal quarter beginning with the fiscal
          quarter commencing on or after March 30, 1994                 $_______

      D.  100% of the proceeds of any sale by the Borrower or any of its Subsidiaries (other than Credident) of (1) equity
          securities issued by the Borrower or any of its Subsidiaries
          (other than Credident), or (2) warrants or subscription
          rights for equity securities issued by the Borrower or any
          of its Subsidiaries (other than Credident)                    $_______

      E.  II.B PLUS II.C PLUS II.D                                      $_______

III.  SECTION 9.3-  INTEREST COVERAGE
      -------------------------------
      Period - See table set forth in III.C below:

      A.  Consolidated Earnings Before Interest and Taxes for
          such period                                                   $_______

      B.  Consolidated Total Interest Expense for such period           $_______

      C.  III.A DIVIDED BY III.B (expressed as a %) (must be
          equal to or greater than the minimum permitted % set
          forth below):                                                 _______%


                                                   MINIMUM
          PERIOD                                  PERCENTAGE
          -----                                   ----------
          Quarter ending 3/26/94                       115%

          Quarter ending 6/30/94
          and the immediately
          preceding fiscal quarter                     115%

          Quarter ending 9/28/94
          and the immediately
          preceding two fiscal quarters                115%

          Quarter ending 12/31/94
          and the immediately
          preceding three fiscal
          quarters                                     115%

          Any fiscal quarter ending
          thereafter, taken together
          with the immediately preceding
          three fiscal quarters                        120%


IV.   SECTION 9.4-  CAPITAL EXPENDITURES
      ----------------------------------

      Period - any time (cumulative since closing)

      A.  Capital Expenditures
          (must not exceed, in the aggregate, $1,000,000)               $_______

V.    SECTION 9.5-  REISSUED CUSTOMER RECEIVABLES TO GROSS CUSTOMER RECEIVABLES
      -------------------------------------------------------------------------

      Period - any time (cumulative since closing)

      A.  Reissued Customer Receivables (originated and calculated
          after Closing Date) (non-select)                              $_______

      B.  Gross Customer Receivables (non-select)                       $_______

      C.  V.A DIVIDED BY V.B (expressed as a %)
          (must not exceed 15%)                                          ______%


VI.   SECTION 9.6-  DELINQUENT CUSTOMER RECEIVABLES TO GROSS CUSTOMER
      RECEIVABLES
      -------------------------------------------------------------------------

      Period - See table set forth in VI.C below:

      A.  Delinquent Customer Receivables                               $_______

      B.  Gross Customer Receivables                                    $_______

      C.  VI.A DIVIDED BY VI.B (expressed as a %)
          (must not exceed the maximum permitted % set forth below):     ______%


                                              MAXIMUM
          PERIOD                             PERCENTAGE
          ------                             ----------
          Closing Date - 03/30/95                 18%
          03/31/95 - 09/29/95                     13%
          09/30/95 and thereafter                 10%


VII.  SECTION 9.7-  RESERVES TO DELINQUENT CUSTOMER RECEIVABLES
      ---------------------------------------------------------
      Period - the end of any fiscal quarter

      A.  Reserves (non-select)                                         $_______

      B.  Delinquent Customer Receivables (non-select)                  $_______

      C.  VII.A DIVIDED BY VII.B (expressed as a %)
          (must be greater than or equal to 60%)                         ______%

VIII. SECTION 9.8-  PROVISION FOR LOSSES
      ----------------------------------

      Period - the end of each fiscal quarter


      A.  Provision for Losses (must be equal to or greater than
          the amount calculated in VIII.C)                              $_______

      B.  Net Customer Receivables originated during such fiscal quarter:

          1.   Gross Customer receivables originated
               during such fiscal quarter                               $_______

          2.   Unearned Income generated during such fiscal quarter     $_______

          3.   VIII.B.1 MINUS VIII.B.2                                  $_______

      C.  VIII.B.3 MULTIPLIED BY .02                                    $_______

IX.   SECTION 9.9-  COLLECTIONS TO BILLINGS
      -------------------------------------

      Period - the end of any month during each period listed in the table set forth in IX.C below:


      A.  Collections (average for preceding 3 month period)
          (non-select)                                                  $_______

      B.  Billings (average for preceding 3 month period)
          (non-select)                                                  $_______

      C.  IX.A DIVIDED BY IX.B (expressed as a %)
          (must be equal to or greater than the minimum % set
          forth below):                                                 _______%


                                              MINIMUM
          PERIOD                             PERCENTAGE
          ------                             ----------
          Closing Date - 12/31/95                 90%
          After 12/31/95                          94%


X.    SECTION 9.10- LEASES
      --------------------
      Period - any time

      A.  Rental Obligations (must not exceed $5,000,000)               $_______


XI.   SECTION 9.11- EQUIPMENT SUPPLIER CONCENTRATION
      ----------------------------------------------

      Period - any time

      Does the aggregate of Accounts Receivable generated after the
      Closing Date through the financing of Equipment supplied by any single Equipment Supplier exceed 50% of total Accounts
      Receivable?                                                      Y__   N__

                                                         Exhibit E-1




                               SECURITY AGREEMENT


                            DATED as of June 23, 1994


                                     between


                                   HPSC, INC.


                                       and


                   THE FIRST NATIONAL BANK OF BOSTON, as Agent

                                TABLE OF CONTENTS

1.   Definition
1.   Definitions...............................................................1
2.   Grant of Security Interest................................................2
       2.1.  Collateral Granted................................................2
       2.2.  Delivery of Instruments, etc......................................2
       2.3.  Excluded Collateral...............................................3
       2.4.  Stock Pledge Agreement............................................4
3.   Title to Collateral, etc..................................................4
4.   Continuous Perfection.....................................................4
5.   No Liens..................................................................4
6.   No Transfers..............................................................5
7.   Legend....................................................................5
8.   Insurance.................................................................5
       8.1.  Maintenance of Insurance..........................................5
       8.2.  Insurance Proceeds................................................6
       8.3.  Notice of Cancellation, etc.......................................7
9.   Maintenance of Collateral; Compliance with Law............................7
10.  Collateral Protection Expenses; Preservation of Collateral................7
       10.1.  Expenses Incurred by Agent.......................................7
       10.2.  Agent's Obligations and Duties...................................8
11.  Securities and Deposits...................................................8
12.  Notification to Account Debtors and Other Obligors........................8
13.  Further Assurances........................................................9
14.  Power of Attorney.........................................................9
       14.1.  Appointment and Powers of Agent..................................9
       14.2.  Ratification by Company.........................................10
       14.3.  No Duty on Agent................................................11
15.  Remedies.................................................................11
16.  No Waiver, etc...........................................................11
17.  Marshalling..............................................................12
18.  Proceeds of Dispositions; Expenses.......................................12
19.  Overdue Amounts..........................................................13
20.  Governing Law; Consent to Jurisdiction...................................13
21.  Waiver of Jury Trial.....................................................13
22.  Miscellaneous............................................................14
23.  Termination of Security Interests........................................14

                                   HPSC, INC.
                               SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of June 23, 1994, between HPSC, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent (hereinafter, in such capacity, the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent and Continental Bank N.A., as co-agent for the Banks.

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Company execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof; and

     WHEREAS, the Company wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.

     2.   GRANT OF SECURITY INTEREST.

          2.1. COLLATERAL GRANTED. The Company hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

               All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities other than certificated securities issued by Credident, Inc., a Delaware corporation), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

          2.2. DELIVERY OF INSTRUMENTS, ETC. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments (including certificated securities and excluding instruments which constitute part of chattel paper as defined in Section 9-105(b) of the Massachusetts UCC) pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. Upon the occurrence and during the continuance of an Event of Default, the Company will endorse, assign and deliver all chattel paper pledged by it hereunder. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities and excluding instruments which constitute part of chattel paper as defined in Section 9-105(b) of the Massachusetts UCC) to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in custodial account instruments or other financial assets in which the Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

          2.3. EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Company as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; PROVIDED, HOWEVER, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

          2.4 STOCK PLEDGE AGREEMENT. Concurrently herewith the Company is executing and delivering to the Agent, for the benefit of the Banks and the Agent, a stock pledge agreement pursuant to which the Company is pledging to the Agent, for the benefit of the Banks and the Agent, all the shares of the capital stock of the Borrower's subsidiaries other than Credident.
     Such pledge shall be governed by the terms of such stock pledge agreement and not by the terms of this Agreement.

     3. TITLE TO COLLATERAL, ETC. The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the Permitted Liens. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

     4. CONTINUOUS PERFECTION. The Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Agent herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least 30 days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to Section 2.2, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Agent, PROVIDED, that Collateral which constitutes inventory may be moved without such notice.

     5. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Banks and the Agent, except for Permitted Liens.

     6. NO TRANSFERS. The Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

     7. LEGEND. The Company is required and must prominently and conspicuously stamp or affix the following legend to each and every item of chattel paper subject to this Agreement and will do so at the Company's first opportunity:


                ---------------------------------------------------------------
                          NOTICE:  TRANSFER PROHIBITED

                 THIS CHATTEL PAPER MAY NOT BE SOLD, ASSIGNED,
                 USED AS COLLATERAL, OR TRANSFERRED.  IT IS
                 SUBJECT TO A SECURITY INTEREST.

                 Dated:            June 21, 1994

                 Granted by:       HPSC, Inc.
                                   Debtor

                 In favor of:      The First National Bank of Boston, as Agent
                                   Secured Party

                 Located at:       100 Federal Street
                                   Boston, MA  02110
                                   Attention:  M. Feldman
                --------------------------------------------------------------


     8.   INSURANCE.

          8.1. MAINTENANCE OF INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas; PROVIDED, HOWEVER, that the Company shall not be required to maintain such insurance with respect to Equipment which it leases or transfers to third parties pursuant to an equipment lease or a conditional sales agreement to the extent that the lessee thereon maintains such insurance pursuant to the terms of its equipment lease or conditional sales agreement with the Company. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all of the Company's insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Agent. Without limiting the foregoing, the Company will (i) keep (or cause its Equipment lessees to keep) all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance.


          8.2. INSURANCE PROCEEDS. The proceeds of any of the Company's casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total

     Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

          8.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least ten days prior written cancellation notice to the Agent. In the event of failure by the Company to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.


     9. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Company will keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company has at all times operated, and the Company will continue to operate, its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

     10.  COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

          10.1. EXPENSES INCURRED BY AGENT. Upon failure by the Company to do so, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the

     Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

          10.2 AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account, but in any event in a commercially reasonable manner.

     11. SECURITIES AND DEPOSITS. The Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Agent may (i) demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral and (ii) regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to the Company may at any time be applied to or set off against any of the Obligations.


     12. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If a Default or an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Company as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of the Company and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

     13. FURTHER ASSURANCES. The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3, (iii) obtaining waivers from mortgagees and landlords and (iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

     14.  POWER OF ATTORNEY.

          14.1 APPOINTMENT AND POWERS OF AGENT. The Company hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

               (a) upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Company' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

               (b) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

          14.2. RATIFICATION BY COMPANY. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          14.3. NO DUTY ON AGENT. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

     15. REMEDIES. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to (except as herein provided) or demand upon the Company, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Company at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code of the Commonwealth of Massachusetts.

     16. NO WAIVER, ETC. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2 or Section 13.3. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

     17. MARSHALLING. Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

     18. PROCEEDS OF DISPOSITIONS; EXPENSES. The Company shall pay to the Agent on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, reasonably incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by
Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

     19. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.


     20. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in Section 19 of the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     21. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan

Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 20.

     22. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

     23. TERMINATION OF SECURITY INTERESTS. Upon repayment in full of all Obligations and the termination of the Commitment, the Agent agrees to terminate the Security Agreement.

     IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                                        HPSC, INC.




                                        By: /s/ Rene Lefebvre
                                            ------------------------------------
                                            Title: CFO

Accepted:

THE FIRST NATIONAL
BANK OF BOSTON,
  as Agent



By: /s/ Mitchell B. Feldman
   --------------------------------
    Title: Director

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )
                              )  ss.
COUNTY OF SUFFOLK             )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 23rd day of June, 1994, personally appeared Rene Lefebvre to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Financial Officer of HPSC, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Rene Lefebvre acknowledged said instrument to be the free act and deed of said corporation.



                                        /s/ Veronica D. Jarlis
                                        ----------------------------------------
                                        Notary Public
                                        My commission expires: 5-2-97

                                                                    Exhibit  E-2

                     AMERICAN COMMERCIAL FINANCE CORPORATION

                                     FORM OF
                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of June 23, 1994, between AMERICAN COMMERCIAL FINANCE CORPORATION, a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent (hereinafter, in such capacity, the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among HPSC, Inc. (the "Borrower"), the Banks, the Agent and Continental Bank N.A., as co-agent for the Banks.

     WHEREAS, the Company and the Borrower are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

     WHEREAS, the Company expects to receive substantial direct and indirect benefits from the Credit Agreement (which benefits are hereby acknowledged);

     WHEREAS, the Company expects to receive substantial direct and indirect benefits from the Credit Agreement (which benefits are hereby acknowledged);

     WHEREAS, the Company has guaranteed the obligations of the Borrower under and in respect of the Credit Agreement under a Guaranty in favor of the Agent dated as of the date hereof (the "Guaranty");

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Company execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof; and

     WHEREAS, the Company wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINITIONS.    The term "Obligations" shall have meaning provided
therefor in the Guaranty. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.
                        2.  GrANT OF SECURITY INTEREST.

     2.1  COLLATERAL GRANTED.   The Company hereby grants to the Agent, for
the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

          All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities, deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

     2.2 DELIVERY OF INSTRUMENTS, ETC. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments (including certificated securities and excluding instruments which constitute part of chattel paper as defined in 9-105(b) of the Massachusetts UCC) pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. Upon the occurrence and during the continuance of an Event of Default, the Company will endorse, assign and deliver all chattel paper pledged by it hereunder. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities and excluding instruments which constitute part of chattel paper as defined in Section 9-105(b) of the Massachusetts UCC) to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in custodial account instruments or other financial assets in which the Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

     2.3 EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Company as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; PROVIDED, HOWEVER, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

     3. TITLE TO COLLATERAL, ETC. The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the Permitted Liens. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

     4.   CONTINUOUS PERFECTION.   The Company's place of business or, if more
than one, chief executive office is indicated on the Perfection Certificate delivered to the Agent herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least 30 days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to Section 2.2, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Agent, PROVIDED, that Collateral which constitutes inventory may be moved without such notice.

     5. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Banks and the Agent, except for Permitted Liens.

     6. NO TRANSFERS. The Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

     7. LEGEND. The Company is required and must prominently and conspicuously stamp or affix the following legend to each and every item of chattel paper subject to this Agreement and will do so at the Company's first opportunity:



          NOTICE:  TRANSFER PROHIBITED

     THIS CHATTEL PAPER MAY NOT BE SOLD, ASSIGNED, USED AS COLLATERAL, OR TRANSFERRED. IT IS SUBJECT TO A SECURITY INTEREST.
     Dated:         June 21, 1994

     Granted by:    American Commercial Finance Corporation
                    Debtor

     In favor of:   The First National Bank of Boston, as Agent
                    Secured Party

     Located at:    100 Federal Street
                    Boston, MA  02110
                    Attention:  M. Feldman



                                 8. INSURANCE.

     8.1 MAINTENANCE OF INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas; PROVIDED, HOWEVER, that the Company shall not be required to maintain such insurance with respect to Equipment which it leases or transfers to third parties pursuant to an equipment lease or a conditional sales agreement to the extent that the lessee thereon maintains such insurance pursuant to the terms of its equipment lease or conditional sales agreement with the Company. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all of the Company's insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Agent. Without limiting the foregoing, the Company will (i) keep (or cause its Equipment lessees to keep) all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance.

     8.2 INSURANCE PROCEEDS. The proceeds of any of the Company's casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

     8.3 NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least ten days prior written cancellation notice to the Agent.
In the event of failure by the Company to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.


9. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Company will keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company has at all times operated, and the Company will continue to operate, its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

       10.  COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

        10.1   EXPENSES INCURRED BY AGENT.   Upon failure by the Company to do
so, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

        10.2   AGENT'S OBLIGATIONS AND DUTIES.    Anything herein to the
contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account, but in any event in a commercially reasonable manner.

 11. SECURITIES AND DEPOSITS. The Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Agent may (i) demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral and (ii) regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to the Company may at any time be applied to or set off against any of the Obligations.

 12. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If a Default or an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Company as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of the Company and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

  13. FURTHER ASSURANCES.   The Company, at its own expense, shall do, make,
execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3, (iii) obtaining waivers from mortgagees and landlords and (iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

                            14. POWER OF ATTORNEY.

     14.1  APPOINTMENT AND POWERS OF AGENT.   The Company hereby irrevocably
constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:


          (a) upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Company' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

          (b) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

     14.2  RATIFICATION BY COMPANY.   To the extent permitted by law, the
Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     14.3 NO DUTY ON AGENT. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

  15. REMEDIES. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to (except as herein provided) or demand upon the Company, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Company at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code of the Commonwealth of Massachusetts.

16. NO WAIVER, ETC.   The Company waives demand, notice, protest, notice of
acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2 or Section 13.3. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks.
No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

 17. MARSHALLING.   Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

18. PROCEEDS OF DISPOSITIONS; EXPENSES. The Company shall pay to the Agent on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, reasonably incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due.
Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

 19. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

 20. GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT IS INTENDED TO
TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in Section 19 of the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

 21.  WAIVER OF JURY TRIAL.   THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH
RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 20.

 22. MISCELLANEOUS.   The headings of each section of this Agreement are for
convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

 23. TERMINATION OF SECURITY INTERESTS. Upon repayment in full of all Obligations and the termination of the Commitment, the Agent agrees to terminate the Security Agreement.

     IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                              AMERICAN COMMERCIAL FINANCE CORPORATION

                              By:
                                  -----------------------------
                                  Title:

Accepted:

THE FIRST NATIONAL
BANK OF BOSTON,
  AS AGENT


By:
    ---------------------
    Title:

                           CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS           )
                                        )  ss.
COUNTY OF SUFFOLK                       )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared _____________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ________________________ of American Commercial Finance Corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________________ acknowledged said instrument to be the free act and deed of said corporation.


                                     ______________________________
                                     Notary Public
                                     My commission expires:

                                                                      EXHIBIT F

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                         Dated as of ____________, 19___

     Reference is made to the Revolving Credit Agreement, dated as of June 23, 1994 (as from time to time amended and in effect, the "Credit Agreement"), by and among HPSC, INC., a Delaware corporation (the "Borrower"), the banking institutions referred to therein as the Banks (collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent for the Banks (in such capacity, the "Agent") for the Banks and CONTINENTAL BANK N.A., a national banking association, as co-agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     ___________________ (the "Assignor") and ___________________ (the
"Assignee") hereby agree as follows:

     1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $_____________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ____.00% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $_________, its Commitment Percentage is _____.00%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $_________, (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note delivered to it under the Credit Agreement.

     The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows:



               Notes Payable to                        Amount of Revolving
                The Order of:                              Credit Note
               ----------------                        -------------------
                    Assignor                               $______________
                    Assignee                               $______________


     3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 6.4, 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent and recording in the Register by the Agent. SCHEDULE 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1 annexed hereto.


     5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 16 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

     6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. [The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.]

     7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO

BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                        ASSIGNOR:


                                        By: __________________________
                                            Title:

                                        ASSIGNEE:


                                        By: _________________________
                                            Title:

CONSENTED TO:
- -------------

THE FIRST NATIONAL
BANK OF BOSTON, as
Agent


By: _______________
    Title:

                                                                    EXHIBIT G


                     AMERICAN COMMERCIAL FINANCE CORPORATION
                                    FORM OF
                                    GUARANTY

     GUARANTY, dated as of June 23, 1994, by AMERICAN COMMERCIAL FINANCE CORPORATION, a Delaware corporation (the "Guarantor") in favor of (i) THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among HPSC, INC., a Delaware corporation (the "Company"), the Banks, the Agent and Continental Bank N.A., as co-agent for the Banks and (ii) each of the Banks.

     WHEREAS, the Company and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

     WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged);

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Guarantor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a guaranty substantially in the form hereof; and

     WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Banks and the Agent under or in respect of the Credit Agreement as provided herein;

     NOW, THEREFORE, the Guarantor hereby agrees with the Banks and the Agent as follows:

      1.  DEFINITIONS.   The term "Obligations" and all other capitalized terms
used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

     2.  GUARANTY OF PAYMENT AND PERFORMANCE.     The Guarantor hereby
guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent. Notwithstanding the foregoing, the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulence conveyance or fraudulent transfer, and not for any greater amount.

     3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) reasonably incurred or expended by the Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, PROVIDED that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     4. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligation, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

     5. UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

     6.  SUBROGATION; SUBORDINATION.

          6.1  WAIVER OF RIGHTS AGAINST COMPANY.       Until the final payment
     and performance in full of all of the Obligations, (i) the Guarantor shall not exercise and hereby waives any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; (ii) the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and (iii) the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank.

          6.2  SUBORDINATION.      Upon the occurrence and during the
     continuance of any Default or Event of Default, the payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to the

     Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          6.3  PROVISIONS SUPPLEMENTAL.      The provisions of this Section 6
     shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Banks and the Agent.

     7.  SECURITY; SETOFF.    The Guarantor grants to each of the Agent and the
Banks, as security for the full and punctual payment and performance of all of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to the Guarantor or subject to withdrawal by the Guarantor. Upon the occurrence and continuance of any Default or Event of Default, regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.


     8. FURTHER ASSURANCES. The Guarantor agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Agent or any Bank in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

     9.  TERMINATION; REINSTATEMENT.    This Guaranty shall remain in full force
and effect until the Agent is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in Section 19 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder, including without limitation the rights set forth in Sections 4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

     10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer the Credit Agreement, the Note, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with
Section 18 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.

      11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Majority Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      12. NOTICES. All notices and other communications called for hereunder shall be made in the manner set forth in Section 19 of the Credit Agreement.


      13. GOVERNING LAW; CONSENT TO JURISDICTION. THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Comonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

      14. WAIVER OF JURY TRIAL.    THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 14.

      15. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.
                              AMERICAN COMMERCIAL FINANCE CORPORATION
                              By:
                                   ------------------------
                                    Title:

                              Address:

                              -----------------------------

                              -----------------------------

                              -----------------------------
                              Telex:
                                     ----------------------
y

                                                               EXHIBIT H

                                 HPSC, INC.
                                  FORM OF
                           STOCK PLEDGE AGREEMENT

      This STOCK PLEDGE AGREEMENT is made as of June 23, 1994, by and between HPSC, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement dated as of June 23, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent and Continental Bank N.A., as co-agent for the Banks.

      WHEREAS, the Company is the direct legal and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of each of the corporations described on ANNEX A (the
"Subsidiaries"); and

      WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Company execute and deliver to the Agent, for the benefit of the Banks and the Agent, a pledge agreement in substantially the form hereof; and

      WHEREAS, the Company wishes to grant pledges and security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.  PLEDGE OF STOCK, ETC.

            1.1  PLEDGE OF STOCK.   The Company hereby pledges, assigns,
      grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, all of the shares of capital stock of the Subsidiaries of every class, as more fully described on ANNEX A hereto, to be held by the Agent, for the benefit of the

      Banks and the Agent, subject to the terms and conditions hereinafter set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Company, have been delivered to the Agent.

            1.2 ADDITIONAL STOCK. In case the Company shall acquire any additional shares of the capital stock of any Subsidiary or corporation which is the successor of any Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock of any class of any Subsidiary, by purchase, stock dividend, stock split or otherwise, then the Company shall forthwith deliver to and pledge such shares or other securities to the Agent, for the benefit of the Banks and the Agent, under this Agreement and shall deliver to the Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by the Company in blank. The Company agrees that the Agent may from time to time attach as ANNEX A hereto an updated list of the shares of capital stock or securities at the time pledged with the Agent hereunder.

            1.3  PLEDGE OF CASH COLLATERAL ACCOUNT.   The Company also
      hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

        2.DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Commonwealth of Massachusetts have such defined meanings herein, unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

      CASH COLLATERAL.  See Section 4.

      CASH COLLATERAL ACCOUNT.  See Section 4.

      STOCK. Includes the shares of stock described in ANNEX A attached hereto and any additional shares of stock at the time pledged with the Agent hereunder.

      STOCK COLLATERAL. The property at any time pledged to the Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral, but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Company to the extent expressly permitted by Section 6.

      TIME DEPOSITS.  See Section 4.

      3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all the Obligations.

      4.  LIQUIDATION, RECAPITALIZATION, ETC.

            4.1  DISTRIBUTIONS PAID TO AGENT.   Any sums or other
      property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6, be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Agent, for the benefit of the Banks and the Agent, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Company shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations.

             4.2 CASH COLLATERAL ACCOUNT. All sums of money that are delivered to the Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to the Agent after consultation with the Company, PROVIDED, that, in each such case, arrangements satisfactory to the Agent are made and are in place to perfect and to insure the first priority of the Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

             4.3 COMPANY'S RIGHTS TO CASH COLLATERAL, ETC. Except as otherwise expressly provided in Section 15, the Company shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

       5. WARRANTY OF TITLE; AUTHORITY.   The Company hereby represents
and warrants that: (i) the Company has good and marketable title to, and is the sole record and beneficial owner of, the Stock described in
Section 1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (ii) all of the Stock described in Section 1 is validly issued, fully paid and non-assessable,
(iii) the Company has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Company's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (iv) the information set forth in ANNEX A hereto relating to the Stock is true, correct and complete in all respects.
The Company covenants that it will defend the rights of the Banks and the Agent and security interest of the Agent, for the benefit of the Banks and the Agent, in such Stock against the claims and demands of all other persons whomsoever. The Company further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Banks and the Agent.

      6. DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY. So long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; PROVIDED, HOWEVER, that no vote shall be cast or consent, waiver or ratification given by the Company if the effect thereof would in the reasonable judgment of the Majority Banks materially impair any of the Stock Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Notes or any of the other Loan Documents. All such rights of the Company to receive cash dividends shall cease in case a Default or an Event of Default shall have occurred and be continuing. All such rights of the Company to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Agent's option, as evidenced by the Agent's notifying the Company of such election, cease in case a Default or an Event of Default shall have occurred and be continuing.

      7.  REMEDIES.

            7.1 IN GENERAL. If a Default or an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

                  (a) if the Agent so elects and gives notice of such election to the Company, the Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Company hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to do so);

                  (b) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Stock Collateral;

                  (c) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Company or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

                  (d) the Agent may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

                  (e) the Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Agent.

            7.2  SALE OF STOCK COLLATERAL.      In the event of any
      disposition of the Stock Collateral as provided in clause (c) of
      Section 7.1, the Agent shall give to the Company at least five Business Days prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company, to the fullest extent permitted by law). The Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations pursuant to Section
      12.4 of the Credit Agreement. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Commonwealth of Massachusetts.

            7.3  REGISTRATION OF STOCK.   If the Agent shall determine
      to exercise its right to sell any or all of the Stock pursuant to this Section 7, and if in the opinion of counsel for the Agent it is necessary, or if in the reasonable opinion of the Agent it is advisable, to have the Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company agrees to use its best efforts to cause the issuer or issuers of the Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to register such Stock under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of 9 months from the date such registration statement became effective, and to make all amendments thereto or to the related prospectus or both that, in the reasonable opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            7.4  PRIVATE SALES.     The Company recognizes that the
      Agent may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Company agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Stock shall be made in a commercially reasonable manner, and the Company agrees to use its best efforts to cause the issuer or issuers of the Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            7.5  COMPANY'S AGREEMENTS, ETC      The Company further
      agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock pursuant to this Section 7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company's expense. The Company further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against the Company by the Agent and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

        8. MARSHALLING. Neither the Agent nor any Bank shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent's rights hereunder and of the Banks and the Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

        9. COMPANY'S OBLIGATIONS NOT AFFECTED. The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or nonexercise, or any waiver, by the Agent or any Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (ii) any amendment to or modification of the Credit Agreement, the Note, the other Loan Documents or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing.

        10. TRANSFER, ETC., BY COMPANY.   Without the prior written
consent of the Agent, the Company will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

      11.  FURTHER ASSURANCES.      The Company will do all such acts,
and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Banks and the Agent hereunder, all without any cost or expense to the Agent or any Bank. If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

      12.  AGENT'S EXONERATION.     Under no circumstances shall the
Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of the Stock Collateral and (ii) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any Bank shall be required to take any action of any kind to collect, preserve or protect its or the Company's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

      13.  NO WAIVER, ETC.    Neither this Agreement nor any term hereof
may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Agent, with the consent of the Majority Banks, and the Company. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement).

        14. NOTICE, ETC.      All notices, requests and other
communications hereunder shall be made in the manner set forth in
Section 19 of the Credit Agreement.

        15. TERMINATION.      Upon final payment and performance in full
of the Obligations, this Agreement shall terminate and the Agent shall, at the Company's request and expense, return such Stock Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.

        16. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

        17. GOVERNING LAW; CONSENT TO JURISDICTION.   THIS AGREEMENT IS
INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in Section 19 of the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      18. WAIVER OF JURY TRIAL.     THE COMPANY WAIVES ITS RIGHT TO A
JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 18.

       19. MISCELLANEOUS.     The headings of each section of this
Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

      IN WITNESS WHEREOF, intending to be legally bound, the Company and the Agent have caused this Agreement to be executed as of the date first above written.

                                    HPSC, INC.
                                    By:
                                       --------------------------------
                                        Title:

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT
                                    By:
                                       --------------------------------
                                        Title:
                                               ------------------------

      The undersigned Subsidiaries hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Agent and the Company in carrying out such provisions.

                                    AMERICAN COMMERCIAL
                                    FINANCE CORPORATION
                                    By:
                                       --------------------------------
                                        Title:

                        ANNEX A TO PLEDGE AGREEMENT

     None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this ANNEX A.



                                Number of    Number of    Number of     Par or
         Record     Class of    Authorized   Issued       Outstanding   Liquidation
Issuer   Owner      Shares      Shares       Shares       Shares        Value
- ------   ------     --------    ----------   ---------    -----------   -----------

ACFC     HPSC,Inc.  Common      100          1            1             $10.00
